Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Calidi Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(5)
Fees to be paid	Equity	Units, each consisting of:	Other	—	—	—	—	—
	Equity	(i) one share of common stock, par value $0.0001 per share (“Common Stock”), or one pre-funded warrant to purchase one share of Common Stock (“Pre-Funded Warrants”)(3)(4)	Rule 457(o)	—	—	$8,000,000	147.60 per $1,000,000	$1,180.80
	Equity	(ii) one Series A Warrant to purchase one share of Common Stock (“Series A Warrants”)(5)	Rule 457(g)	—	—	$8,000,000	147.60 per $1,000,000	$1,180.80
	Equity	Common Stock issuable upon exercise of the Series A Warrants	Rule 457(o)	—	—	—	—	—
	Equity	(iii) one Series B Warrant to purchase one Series B Unit (“Series B Warrants”), each Series B Unit consisting of:(5)	Rule 457(g)	—	—	$8,000,000	147.60 per $1,000,000	$1,180.80
	Equity	(1) one share of Common Stock	Rule 457(o)	—	—	—	—	—
	Equity	(2) one Series C Warrant to purchase one share of Common Stock (“Series C Warrants”)(5)	Rule 457(g)	—		$8,000,000	147.60 per $1,000,000	$1,180.80
	Equity	Common Stock issuable upon exercise of the Series C Common Warrants	Rule 457(o)	—		—	—	—
	Equity	Common Stock underlying Pre-Funded Warrants	Other	—	—	—	—	—
	Equity	Placement Agent Warrants to purchase shares of Common Stock (“Placement Agent Warrants”)(5)	Rule 457(g)	—	—	$400,000	147.60 per $1,000,000	$59.04
	Equity	Common Stock issuable upon exercise of the Placement Agent Warrants	Rule 457(o)	—	—	—	—	—
Fees previously Paid	Equity	Common Stock, par value $0.0001 per share (“Common Stock”)(3)	Rule 457(o)	—	—	$8,000,000	147.60 per $1,000,000	$1,180.80
	Equity	Pre-Funded Warrants to purchase shares of Common Stock (“Pre-Funded Warrants”)(3)(4)	Rule 457(g)	—	—	—	—	—
	Equity	Common Stock issuable upon exercise of the Prefunded Warrants	Rule 457(o)	—	—	—	—	—
	Equity	Series A Warrants to purchase shares of Common Stock (“Series A Warrants”)(5)	Rule 457(g)	—	—	$8,000,000	147.60 per $1,000,000	$1,180.80
	Equity	Common Stock issuable upon exercise of the Series A Warrants	Rule 457(o)	—	—	—	—	—
	Equity	Series B Warrants to purchase shares of Common Stock (“Series B Warrants”)(5)	Rule 457(g)	—	—	$8,000,000	147.60 per $1,000,000	$1,180.80
	Equity	Common Stock issuable upon exercise of the Series B Common Warrants	Rule 457(o)	—	—	—	—	—
	Equity	Placement Agent Warrants to purchase shares of Common Stock (“Placement Agent Warrants”)(5)	Rule 457(g)	—	—	$1,200,000	147.60 per $1,000,000	$177.12
	Equity	Common Stock issuable upon exercise of the Placement Agent Warrants	Rule 457(o)	—	—	—	—	—
Total Offering Amount						$32,400,000		$4,782.24
Total Fees Previously Paid								$3,719.52
Net Fee Due								$1,062.72

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant Rule 457(o) under the Securities Act.
(3)	The proposed maximum aggregate offering price of the shares of Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants offered and sold in the offering (plus the aggregate exercise price of the shares of common stock issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the shares of Common Stock and Pre-Funded Warrants (including shares of Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $8,000,000.
(4)	The registrant may issue pre-funded warrants to purchase shares of common stock in the offering. The purchase price of each pre-funded warrant and accompanying Series A Warrant and Series B Warrant will equal the price per share at which common stock units comprising shares of common stock and accompanying Series A Warrant and Series B Warrant are being sold to the public in this offering, minus the pre-funded portion of the exercise price.
(5)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(6)	A registration fee of $3,719.52 has previously been paid in connection with the filing of the Registration Statement with the Securities and Exchange Commission on January 29, 2024. The total amount of the calculated registration fee before subtraction of all total fees previously paid is $4,782.24. Accordingly, $1,062.72 shall be paid with this Amendment No. 2 to the Registration Statement.